MINING CLAIM LEASE AGREEMENT

This Mining Claim Lease Agreement ("Lease") is made and effective June 1, 2000 by and between Rogue Silicates, Inc. (Owner) and Advanced
Mineral Technologies Inc.

1. PREMISES.
Rogue Silicates Inc. hereby leases to AMT Inc. and AMT Inc. accepts the following: AMT Inc. will pay to Rogue the amount $5000.00 each year to maintain the properties and mine from its open pit. AMT Inc. has the right to open new pits, drill new sites and haul up to 10 million tons of material from anywhere on the Rogue properties. It will be the responsibility of AMT to obtain these pelll1its.

2. TERM.
The term of this Lease shall start on June 1,2000, continue until AMT has acted on the option to purchase the entire deposit.

3. ANNUAL PAYMENT.
AMT Inc. agrees to pay, without demand, to Rogue Silicates Inc. as rent for the Rogue properties the sum of $5,000.00 per year, in advance on the first day of August, at 7234 N. Applegate Rd. Grants Pass, Or. 97527, or at such other place as Rogue may designate.

4. USE OF PROPERTY.
A. The Property shall be used and occupied by AMT Inc. exclusively as a Mining Claim with all rights as a mining claim, no timber shall be removed not associated with mining operations, water shall not be sold or removed from the property without a purchase from Rogue or until AMT Inc. has purchased the entire properties.

B. AMT Inc. shall comply with all laws, ordinances, rules, and orders of appropriate governmental authorities, with respect to the Property.

5. ASSIGNMENT AND SUBLETTING.
A. AMT Inc. shall not assign this Lease, or sublet or grant any concession or license to use the Property or any part of the Property without Rogue's prior written consent.

B. Any assignment, subletting, concession, or license without the prior written consent of Rogue, or an assignment or subletting by operation of law, shall be void and, at Rogue's option, terminate this Lease.

6. DAMAGE TO PROPERTY.
If the Property, or any part of the Property, shall be damaged by fire or act of nature not due to AMT's negligence or willful act, there shall be an abatement of payments until assessment of damage and a
new....agreement between both parties.

7. RIGHT OF INSPECTION.
Rogue and Rogue's agents shall have the right at all reasonable times during the term of this Lease and any renewal of this Lease to enter the Property for the purpose of inspecting the Property.



8. ABANDONMENT.
If at any time during the term of this Lease, AMT Inc. abandons the Property, Rogue shall have the following rights: Rogue may, at Rogue's option, enter the Property by any means without liability to AMT Inc. for damages. Rogue may also dispose of any of AMT's abandoned personal property as Rogue deems appropriate, without liability to AMT. Rogue is entitled to presume that AMT has abandoned the Property if AMT has failed on it's lease payment and has not actively pursued it's mining operation, or if it would otherwise be reasonable for Rogue to presume under the circumstances that AMT has abandoned the Property.

9. SEVERABILITY.
If any part or parts of this Lease shall be held unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect.

10. INSURANCE.
AMT acknowledges that Rogue will not provide insurance coverage for AMT's property.

11. BINDING EFFECT.
The covenants and conditions contained in the Lease shall apply to and bind the heirs, legal representatives, and permitted assigns of the parties.

12. GOVERNING LAW.
It is agreed that this Lease shall be governed by, construed, and enforced in accordance with the Jaws of the State of Oregon.

13. ENTIRE AGREEMENT.
This Lease shall constitute the entire agreement between the parties. Any prior understanding or representation of any kind preceding the date of this Lease is hereby superseded. This Lease may be modified only by a writing signed by both Rogue Silicates Inc. and AMT Inc.

14. NOTICES.
Any notice required or otherwise given pursuant to this Lease shall be in writing; hand delivered, mailed certified return receipt requested, postage prepaid, or delivered by overnight delivery service, if to AMT Inc., at the Property and if to Rogue, at the address [or payment of rent.

IN WITNESS WHEREOF, the Parties have caused this Lease to be executed the day and year first above written.

/s/Bruce Mesman                          /s/Gary Arthur
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Bruce Mesman for Rogue Silicates Inc.    Gary Arthur for AMT Inc.